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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AVECOR Cardiovascular Inc. on Form S-8 (File Nos. 33-55184, 33-55166 and 33-90460) and Form S-3 (File No. 333-00064) of our reports dated March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of AVECOR Cardiovascular Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                             /s/  COOPERS & LYBRAND L.L.P.

                             COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 31, 1997